Exhibit 32
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of ThermoGenesis Corp. (the "Company") on Form 10-K for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:  September 9, 2004           /s/  PHILIP  H.  COELHO
                                   ---------------------------------------------
                                   Name:  Philip H. Coelho
                                   Title: Chairman of the Board of Directors and
                                   Chief Executive Officer

                                   /s/  RENEE M. RUECKER
                                   ---------------------------------------------
                                   Name: Renee M. Ruecker
                                   Title: Chief Financial Officer

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

                                   SCHEDULE II

                               ThermoGenesis Corp.
                        VALUATION AND QUALIFYING ACCOUNTS

                                               Balance at        Charged to        Write-offs       Balance at
                                              beginning of        costs and          (net of          end of
                                                 period           expenses         recoveries)        period
                                              --------------    --------------    --------------   --------------

Allowance of Doubtful Accounts:

For the year ended June 30, 2004                    $80,000                --           $19,000          $61,000

For the year ended June 30, 2003                    $84,000            $1,000            $5,000          $80,000

For the year ended June 30, 2002                    $84,000           $35,000           $35,000          $84,000

                                       65